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Exhibit 4.4
EXECUTION COUNTERPART

COLLATERAL TRUST AGREEMENT

dated as of April 27, 2004

among

MIDWEST GENERATION, LLC,

the Pledgors from time to time party hereto,

CITICORP NORTH AMERICA, INC.,
as Administrative Agent under the Credit Agreement,

THE BANK OF NEW YORK,
as Trustee under the Indenture

and

WILMINGTON TRUST COMPANY,
as Collateral Trustee

i

ii

        This Collateral Trust Agreement (this "Agreement") is dated as of April 27, 2004 and is by and among MIDWEST GENERATION, LLC, a limited liability company organized under the laws of Delaware (the "Borrower"), the Pledgors from time to time party hereto, CITICORP NORTH AMERICA, INC., as Administrative Agent (as defined below), THE BANK OF NEW YORK, as Trustee (as defined below), and WILMINGTON TRUST COMPANY, a banking corporation organized under the laws of Delaware, as Collateral Trustee (in such capacity and together with its successors in such capacity, the "Collateral Trustee").

RECITALS

        The Borrower intends to enter into a Credit Agreement dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Credit Agreement") among the Borrower, the Lenders party thereto, Citicorp North America, Inc., as administrative agent (in such capacity and together with its successors, the "Administrative Agent"), and the Issuing Lenders party thereto, which will provide for a $900,000,000 credit facility to be made available in the form of revolving loans, term loans and letters of credit.

        The Borrower intends to issue 8.75% Second Priority Senior Secured Notes (including any related exchange notes, the "Notes") in an aggregate principal amount of $1,000,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Indenture") between the Borrower and The Bank of New York, as trustee (in such capacity and together with its successors in such capacity, the "Trustee").

        The Borrower and the Pledgors intend to secure the Obligations under the Credit Agreement and any future Priority Lien Debt on a priority basis and, subject to such priority, Obligations under the Indenture and any future Parity Lien Debt, with security interests in all present and future Collateral to the extent that such security interests have been provided for in the applicable Security Documents.

        This Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the trustee for the present and future holders of the Secured Obligations (as defined below) to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

        NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        SECTION 1.1    Defined Terms.    The following terms will have the following meanings:

          "Act of Instructing Debtholders" means, as to any matter at any time:

            (1)   prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the sum of:

              (a)   the aggregate outstanding principal amount of Priority Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

              (b)   other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt; and

            (2)   at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the Parity Debt Representatives representing the Required Parity Debtholders.

    For this purpose, Secured Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding.

          "Actionable Default" means:

            (1)   prior to the Discharge of Priority Lien Obligations, the occurrence of any event of default under any Priority Lien Document, the result of which is that:

              (a)   the holders of Priority Lien Debt under such Priority Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

              (b)   such Secured Obligations automatically become due and payable prior to the stated maturity thereof; and

            (2)   at any time after the Discharge of Priority Lien Obligations, the occurrence of any event of default under any Parity Lien Document, the result of which is that:

              (a)   the holders of Parity Lien Debt under such Parity Lien Document have the right to declare all of the Secured Obligations thereunder to be due and payable prior to the stated maturity thereof; or

              (b)   such Secured Obligations automatically become due and payable prior to the stated maturity thereof.

          "Administrative Agent" has the meaning set forth in the recitals.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

          "Agreement" has the meaning set forth in the preamble.

          "Board of Directors" means (a) with respect to a corporation, the board of directors of the corporation, (b) with respect to a partnership, the general partners or the management committee of the partnership, (c) with respect to a limited liability company, the board of managers of the limited liability company or (d) with respect to any other Person, the board or committee of such Person serving a similar function.

          "Borrower" has the meaning set forth in the preamble.

          "Business Day" means any day that is neither a Saturday or Sunday nor a legal holiday on which the commercial banks are authorized or required to be closed in New York, New York.

          "Capital Lease" means, with respect to any Person, a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability set forth on the balance sheet of such Person or such Person's Subsidiaries in accordance with GAAP.

          "Capital Stock" means:

            (a)   in the case of a corporation, corporate stock;

            (b)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (c)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (d)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

    but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          "Capitalized Lease Liabilities" of any Person means all monetary obligations of such Person under any leasing or similar arrangement which, in accordance with GAAP, would be classified as Capital Leases, and the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (excluding, to the extent included, Powerton/Joliet Lease Liabilities).

          "Cash Equivalents" means:

            (1)   United States dollars;

            (2)   securities issued or directly and fully guaranteed or insured by the United States government (or any agency or instrumentality thereof), the Canadian government (or any agency or instrumentality thereof) or the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

            (3)   certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities not more than one year from the date of acquisition and overnight bank deposits, in each case, with any lender party to the Credit Facilities or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch (or successor rating agency) Rating of "B" or better;

            (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5)   overnight deposits with entities whose unsecured commercial paper or other unsecured short-term debt obligations have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P;

            (6)   investments in money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clause (1) through (5) of this definition; and

            (7)   other investments in securities or bank instruments rated at least "A" by S&P and "A2" by Moody's or "A-1" by S&P and "P-1" by Moody's and with maturities of not more than one year from the date of acquisition.

          "Class" means (1) in the case of Parity Lien Debt, every Series of Parity Lien Debt, taken together, and (2) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

          "Collateral" means, in the case of each Series of Secured Debt, all properties and assets of the Borrower and the Pledgors now owned or hereafter acquired, in which Liens have been granted to the Collateral Trustee under any of the Security Documents to secure the Secured Obligations in respect of such Series of Secured Debt.

          "Collateral Trustee" has the meaning set forth in the preamble.

          "Collateral Trust Joinder" means an agreement substantially in the form of Exhibit A.

          "Collins Facility" means the fossil fuel-fired electric generating facility known as the Collins station, consisting of two 554 megawatt (net) units and three 530 megawatt (net) units, located in Grundy County, Illinois.

          "Contingent Liability" means any agreement, undertaking or arrangement by which any Person Guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or Guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed for purposes of this Agreement to be the outstanding principal amount of the debt, obligation or other liability Guaranteed thereby; provided, however, that if the maximum amount of the debt, obligation or other liability Guaranteed thereby has not been established, the amount of such Contingent Liability shall be the maximum reasonably anticipated amount of the debt, obligation or other liability; provided, further, however, that any agreement to limit the maximum amount of such Person's obligation under such Contingent Liability shall not, of and by itself, be deemed to establish the maximum reasonably anticipated amount of such debt, obligation or other liability.

          "Credit Agreement" has the meaning set forth in the recitals.

          "Credit Agreement Documents" means the Credit Agreement, each Priority Debt Sharing Confirmation and the Security Documents (other than any Security Documents, if any, solely for the benefit of the holders of Parity Lien Obligations).

          "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

          "Discharge of Priority Lien Obligations" means the occurrence of all of the following:

            (1)   termination of all commitments to extend credit that would constitute Priority Lien Debt;

            (2)   payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

            (3)   discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

            (4)   payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

          "EMMH" means Edison Mission Midwest Holdings Co., a Delaware corporation.

          "EMMT" means Edison Mission Marketing & Trading, Inc., a California corporation.

          "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between Secured Parties of the same Class, that such Liens or proceeds:

            (1)   will be allocated and distributed first to the Secured Debt Representative for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter

            (2)   will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, all outstanding Secured Obligations within that Class) to the Secured Debt Representative for each outstanding Series of Secured Obligations within that Class, for the account of the holders of any remaining Secured Obligations within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Secured Obligations within that Class due and demanded (with written notice to the applicable Secured Debt Representative and the Collateral Trustee) prior to the date such distribution is made.

          "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, (1) determined in good faith by an officer of Midwest and evidenced by an Officers' Certificate delivered to the Trustee, if such value is less than or equal to $10,000,000, or (2) determined in good faith by the Board of Directors of Midwest and evidenced by a resolution delivered to the Trustee, if such value is greater than $10,000,000.

          "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable date of determination.

          "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

          "Indebtedness" of any Person means, without duplication:

            (a)   all indebtedness for borrowed money;

            (b)   all obligations issued, undertaken or assumed as the deferred purchase price of property or services which purchase price is due more than six months from the date of incurrence of the obligation in respect thereof or is evidenced by a note or other instrument, except trade accounts arising in the ordinary course of business;

            (c)   all reimbursement obligations with respect to surety bonds, letters of credit (to the extent not collateralized with cash or Cash Equivalents), bankers' acceptances and similar instruments (in each case, whether or not matured);

            (d)   all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

            (e)   all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

            (f)    all Capitalized Lease Liabilities and Operating Lease Liabilities;

            (g)   all net obligations with respect to interest cap arrangements, interest rate swaps agreements, sales of foreign exchange options and other hedging agreements or arrangements;

            (h)   all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and

            (i)    all Contingent Liabilities.

          For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer. The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of such Indebtedness, in the case of any Indebtedness issued with original issue discount, (ii) the principal amount of such Indebtedness, in the case of any other Indebtedness and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of such Person, the lesser of (A) the Fair Market Value of such asset at the date of determination and (B) the amount of Indebtedness of such other Person.

          Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any Contingent Liabilities (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

          "Indemnified Liabilities" means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Secured Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Borrower or any of its Subsidiaries or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

          "Indemnitee" has the meaning set forth in Section 7.10(a).

          "Indenture" has the meaning set forth in the recitals.

          "Insolvency Proceeding" means:

            (1)   any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Obligor or any similar case or proceeding relative to the Borrower or any other Obligor including any case under Title 11 of the United States Code or any comparable foreign law equivalent, or any successor bankruptcy law, in each case whether or not voluntary;

            (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

            (3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

          "Joliet Lease Participation Agreement (T1)" means the Participation Agreement (T1) dated as of August 17, 2000 by and among the Borrower, Edison Mission Energy, Nesbitt Asset Recovery, Series J-1 (formerly named "Joliet Trust I"), Wilmington Trust Company, Nesbitt Asset Recovery LLC, Series J-1 (assignee of Joliet Generation I), the Lease Indenture Trustee named therein and the Pass Through Trustees named therein.

          "Joliet Lease Participation Agreement (T2)" means the Participation Agreement (T2) dated as of August 17, 2000 by and among the Borrower, Edison Mission Energy, Joliet Trust II, Wilmington Trust Company, Joliet Generation II, the Lease Indenture Trustee named therein and the Pass Through Trustees named therein.

          "Joliet Leased Facility" means the Joliet station, Units 7 and 8, 1,044 megawatts of the 1,358 megawatt coal-fired electric generating facility and certain related assets located in Will County, Illinois.

          "Junior Trust Estate" has the meaning set forth in Section 2.2.

          "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, in each case of any kind, to secure payment of a debt or performance of an obligation.

          "MGE" means Midwest Generation EME LLC, a Delaware limited liability company.

          "Moody's" means Moody's Investors Service, a division of Dun & Bradstreet Corporation, and its successors and assigns.

          "Note Documents" means the Indenture, the Notes, each Parity Debt Sharing Confirmation and the Security Documents.

          "Notes" has the meaning set forth in the recitals.

          "Notice of Actionable Default" means a written notice given to the Collateral Trustee stating that an Actionable Default has occurred and is continuing, delivered by:

            (1)   prior to the Discharge of Priority Lien Obligations, the Secured Debt Representative for the holders of Priority Lien Obligations that are governed by the Secured Debt Document pursuant to which the Actionable Default has occurred; and

            (2)   following the Discharge of Priority Lien Obligations, the Secured Debt Representative for the holders of Parity Lien Obligations that are governed by the Secured Debt Document pursuant to which the Actionable Default has occurred.

          "Obligations" means with respect to any Indebtedness of any Person (collectively, without duplication):

            (1)   all debt, financial liabilities and obligations of such Person of whatsoever nature and howsoever evidenced (including principal, interest, fees, reimbursement obligations, cash cover obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the providers or holders of such Indebtedness or to any agent, trustee or other representative of such providers or holders of such Indebtedness under or pursuant to each agreement, document or instrument evidencing, securing, guaranteeing or relating to such Indebtedness, financial liabilities or obligations relating to such Indebtedness (including Secured Debt Documents applicable to such Indebtedness (if any)), in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreement, document or instrument;

            (2)   any and all sums advanced by the Collateral Trustee or any other Person in order to preserve the Collateral or any other collateral securing such Indebtedness or to preserve the Liens and security interests in the Collateral or any other collateral, securing such Indebtedness; and

            (3)   the costs and expenses of collection and enforcement of the obligations referred to in clauses (1) and (2), including:

              (a)   the costs and expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on any Collateral or any other collateral;

              (b)   the costs and expenses of any exercise by the Collateral Trustee or any other Person of its rights under the Security Documents or any other security documents; and

              (c)   reasonable attorneys' fees and court costs.

          "Obligor" means the Borrower, the Pledgors and each Person (if any) that at any time provides collateral security for any Secured Obligations.

          "Officers' Certificate" means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Borrower by two officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, including:

            (a)   a statement that the Person making such certificate has read such covenant or condition;

            (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

            (c)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (d)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          "Operating Lease" means any lease other than a Capital Lease.

          "Operating Lease Liability" of any Person means all monetary obligations of such Person under any Operating Lease, and the amount of such obligations shall be the termination value of such Operating Lease.

          "Parity Debt Representative" means:

            (1)   in the case of the Notes, the Trustee; or

            (2)   in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a Parity Debt Representative (for purposes related to the administration of the security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Parity Lien Debt, and who has executed a Collateral Trust Joinder.

          "Parity Debt Sharing Confirmation" means, as to any Series of Parity Lien Debt, the written agreement of the holders of that Series of Parity Lien Debt, as set forth in the indenture or other agreement governing that Series of Parity Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Parity Lien Debt and each existing and future Parity Debt Representative, that all Parity Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Borrower or any other Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Trustee to perform its obligations under this Agreement.

          "Parity Lien" means a Lien granted by a Security Document to the Collateral Trustee upon any property of the Borrower or any other Obligor to secure Parity Lien Obligations.

          "Parity Lien Debt" means:

            (1)   the Notes issued on the date hereof (including any related exchange notes); and

            (2)   any other Indebtedness (including additional notes) that is secured equally and ratably with the Notes by a Parity Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

              (a)   on or before the date on which such Indebtedness is incurred by the Borrower such Indebtedness is designated by the Borrower, in an Officers' Certificate delivered to each Parity Debt Representative and the Collateral Trustee, as "Parity Lien Debt" for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

              (b)   such Indebtedness is governed by an indenture or other agreement that includes a Parity Debt Sharing Confirmation; and

              (c)   all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Parity Lien Debt").

          "Parity Lien Documents" means, collectively, the Note Documents and the indenture or agreement governing each other Series of Parity Lien Debt and the Security Documents (other than any Security Documents solely for the benefit of the holders of the Priority Lien Obligations).

          "Parity Lien Obligations" means Parity Lien Debt and all other Obligations in respect thereof.

          "Parity Lien Secured Parties" means the holders of Parity Lien Obligations and any Parity Debt Representatives.

          "Permitted Prior Liens" means:

            (1)   liens that are permitted to rank senior in priority to both Priority Lien Debt and Parity Lien Debt in accordance with the Secured Debt Documents; and

            (2)   liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Secured Debt Documents.

          "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Pledgor" means each of EMMH, EMMT and MGE.

          "Powerton Facility" means the Powerton station, 1,538 megawatt coal-fired electric generating facility and certain related assets located in Tazewell County, Illinois.

          "Powerton Lease Participation Agreement (T1)" means the Participation Agreement (T1) dated as of August 17, 2000 by and among the Borrower, Edison Mission Energy, Nesbitt Asset Recovery, Series P-1 (formerly named "Powerton Trust I"), Wilmington Trust Company, Nesbitt Asset Recovery LLC, Series P-1 (assignee of Powerton Generation I), the Lease Indenture Trustee named therein and the Pass Through Trustees named therein.

          "Powerton Lease Participation Agreement (T2)" means the Participation Agreement (T2) dated as of August 17, 2000 by and among the Borrower, Edison Mission Energy, Powerton Trust II, Wilmington Trust Company, Powerton Generation II, the Lease Indenture Trustee named therein and the Pass Through Trustees named therein.

          "Powerton/Joliet Lease Documents" means the Operative Documents as defined in the Powerton/Joliet Participation Agreement.

          "Powerton/Joliet Lease Liabilities" means obligations of the Borrower under the Powerton/Joliet Lease Documents.

          "Powerton/Joliet Participation Agreement" means, collectively (a) the Powerton Lease Participation Agreement (T1), (b) the Powerton Lease Participation Agreement (T2), (c) the Joliet Lease Participation Agreement (T1), and (d) the Joliet Lease Participation Agreement (T2), in each case, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time.

          "Priority Debt Representative" means:

            (a)   in the case of the Credit Agreement, the Administrative Agent; or

            (b)   in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a Priority Debt Representative (for purposes related to the administration of the security documents) pursuant to the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.

          "Priority Debt Sharing Confirmation" means, as to any Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the credit agreement, indenture or other agreement governing such Series of Priority Lien Debt, for the enforceable benefit of all holders of each other existing and future Series of Priority Lien Debt and each existing and future Priority Debt Representative, that all Priority Lien Obligations will be and are secured equally and ratably by all Liens at any time granted by the Borrower or any other Obligor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions in this Agreement relating to the order of application of proceeds from enforcement of such Liens, and consent to and direct the Collateral Trustee to perform its obligations under this Agreement.

          "Priority Lien" means a Lien granted by a Security Document to the Collateral Trustee, for the benefit of the Priority Lien Secured Parties, upon any property of the Borrower or any other Obligor to secure Priority Lien Obligations.

          "Priority Lien Debt" means:

            (1)   Indebtedness under the Credit Agreement that was permitted to be incurred and so secured under each applicable Secured Debt Document (or as to which the Lenders obtained an Officers' Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and

            (2)   Indebtedness under any other Credit Facility that is secured equally and ratably with the Credit Agreement by a Priority Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:

              (a)   on or before the date on which such Indebtedness is incurred by the Borrower such Indebtedness is designated by the Borrower, in an Officers' Certificate delivered to each Priority Debt Representative and the Collateral Trustee, as "Priority Lien Debt" for the purposes of the Secured Debt Documents; provided that no Obligation or Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt;

              (b)   such Indebtedness is governed by a credit agreement, an indenture or other agreement that includes a Priority Debt Sharing Confirmation; and

              (c)   all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral Trustee's Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Borrower delivers to the Collateral Trustee an Officers' Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is "Priority Lien Debt").

          "Priority Lien Documents" means, collectively, the Credit Agreement Documents and the credit agreement, indenture or other agreement governing any other Credit Facility pursuant to which Priority Lien Debt is incurred and all other agreements governing, securing or related to any Priority Lien Obligations.

          "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations in respect thereof.

          "Priority Lien Secured Parties" means the holders of Priority Lien Obligations and any Priority Debt Representatives.

          "Required Parity Debtholders" means, at any time in respect of any action or matter, holders of a majority in aggregate outstanding principal amount of all Parity Lien Debt then outstanding, voting together as a single class. For this purpose, Parity Lien Debt registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding and neither the Borrower nor any such Affiliate will be entitled to vote to direct the relevant Parity Debt Representative.

          "Responsible Officer" means, with respect to the Collateral Trustee or any Secured Debt Representative, any officer within the corporate trust department of the Collateral Trustee or such Secured Debt Representative, as the case may be, including any managing director, director, vice president, assistant vice president, associate, trust officer or any other officer of the Collateral Trustee or such Secured Debt Representative, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time will be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who will have direct responsibility for the administration of this Agreement.

          "Secured Debt" means Parity Lien Debt and Priority Lien Debt.

          "Secured Debt Default" means any event or condition which, under the terms of any credit agreement, indenture or other agreement governing any Series of Secured Debt causes, or permits holders of Secured Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Secured Debt outstanding thereunder to become immediately due and payable.

          "Secured Debt Documents" means the Parity Lien Documents and the Priority Lien Documents.

          "Secured Debt Representative" means each Parity Debt Representative and each Priority Debt Representative.

          "Secured Debtholder" means, at any time, a Person that is at that time the holder of any Secured Debt or has any commitment with respect to any Secured Debt or the issuance of any letters of credit under any Secured Debt Document or the making of any loans under any Secured Debt Document.

          "Secured Obligations" means the Parity Lien Obligations and the Priority Lien Obligations.

          "Secured Parties" means the Parity Lien Secured Parties and the Priority Lien Secured Parties.

          "Security Documents" means this Agreement and one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower, each other Obligor and each Pledgor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, in accordance with its terms.

          "Senior Trust Estate" has the meaning set forth in Section 2.1.

          "Series of Parity Lien Debt" means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.

          "Series of Priority Lien Debt" means indebtedness under the Credit Agreement and each other issue or series of Priority Lien Debt for which a single transfer register is maintained.

          "Series of Secured Debt" means, severally, each Series of Priority Lien Debt and each Series of Parity Lien Debt.

          "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

          "Subsidiary" means, with respect to any specified Person:

            (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

          "Trustee" has the meaning set forth in the recitals.

          "Trust Estates" has the meaning set forth in Section 2.2.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        SECTION 1.2    Rules of Interpretation.

        (a)   All terms used in this Agreement that are defined in Article 9 of the UCC, and not otherwise defined herein have the meanings therein set forth.

        (b)   Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

        (c)   The use in this Agreement or any of the other Security Documents of the word "include" or "including," when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

        (d)   References to "Sections," "clauses," "recitals" and the "preamble" will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided.

        (e)   References to "Articles" will be to Articles of this Agreement unless otherwise specifically provided.

        (f)    References to "Exhibits" and "Schedules" will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

        (g)   This Agreement, the other Security Documents and any documents or instruments delivered pursuant hereto will be construed without regard to the identity of the party who drafted it. Each and every provision of this Agreement, the other Security Documents and any instruments and documents entered into and delivered in connection therewith will be construed as though the parties participated equally in the drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents and any instruments and documents entered into and delivered in connection with this Agreement or any of the other Security Documents.

ARTICLE 2. THE TRUST ESTATES

        SECTION 2.1    Declaration of Senior Trust.

        To secure the payment of the Priority Lien Obligations and in consideration of the mutual agreements set forth in this Agreement, each of the Obligors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Priority Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the Priority Lien Secured Parties, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Senior Trust Estate").

        The Collateral Trustee and its successors and assigns under this Agreement will hold the Senior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Priority Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

        Notwithstanding the foregoing, if at any time:

          (1)   all Liens securing the Priority Lien Obligations have been released as provided in Section 4.1;

          (2)   the Collateral Trustee holds no other property in trust as part of the Senior Trust Estate;

          (3)   no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of "Discharge of Priority Lien Obligations") is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

          (4)   the Borrower delivers to the Collateral Trustee an Officers' Certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Priority Lien Documents and that the Obligors are not required by any Priority Lien Document to grant any Lien upon any property to secure the Priority Lien Obligations, then the senior trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 7.9 and 7.10 enforceable by the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

        The parties further declare and covenant that the Senior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

        SECTION 2.2    Declaration of Junior Trust.

        To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Obligors hereby grants to the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all present and future holders of Parity Lien Obligations, all of such Obligor's right, title and interest in, to and under all Collateral granted to the Collateral Trustee under any Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee's right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the "Junior Trust Estate," and together with the Senior Trust Estate, the "Trust Estates").

        The Collateral Trustee and its successors and assigns under this Agreement will hold the Junior Trust Estate in trust for the benefit solely and exclusively of all present and future holders of Parity Lien Obligations as security for the payment of all present and future Priority Lien Obligations.

        Notwithstanding the foregoing, if at any time:

          (1)   all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

          (2)   the Collateral Trustee holds no other property in trust as part of the Junior Trust Estate;

          (3)   no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized as provided in clause (3) of the definition of "Discharge of Priority Lien Obligations") is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity); and

          (4)   the Borrower delivers to the Collateral Trustee an Officers' Certificate stating that all Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Obligors are not required by any Parity Lien Document to grant any Lien upon any property to secure the Parity Lien Obligations, then the junior trust arising hereunder will terminate, except that, notwithstanding such termination, all provisions set forth in Sections 7.9 and 7.10 enforceable by the Collateral Trustee or any of its co-trustees, agents or sub-agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

        The parties further declare and covenant that the Junior Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

        SECTION 2.3    Priority of Liens.

        (a)   Notwithstanding anything else contained herein or in any other Security Document, it is the intent of the parties that:

          (1)   this Agreement and the other Security Documents create two separate and distinct Trust Estates and Liens: the Senior Trust Estate and Lien securing the payment and performance of the Priority Lien Obligations and the Junior Trust Estate and Lien securing the payment and performance of the Parity Lien Obligations; and

          (2)   the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations.

        (b)   The parties hereto agree that, after the date hereof and prior to the Discharge of Priority Lien Obligations, in no event will the Parity Debt Representatives or any Parity Lien Secured Parties

have a Lien on or security interest in any Collateral that is not subject and subordinate to the senior lien of the Priority Lien Secured Parties.

        (c)   Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, until the Discharge of Priority Lien Obligations:

          (1)   the Parity Lien Secured Parties will not:

            (A)  request judicial relief, in an Insolvency Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations in respect of the Priority Liens or that would limit, invalidate, avoid or set aside any Priority Lien or subordinate the Priority Liens to the Parity Liens or grant the Parity Liens equal ranking to the Priority Liens;

            (B)  oppose or otherwise contest any motion for relief from the automatic stay or for any injunction against foreclosure or enforcement of Priority Liens made by any holder of Priority Lien Obligations in any Insolvency Proceedings;

            (C)  oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations of the right to credit bid Priority Lien Debt at any sale in foreclosure of Priority Liens; or

            (D)  oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations relating to the lawful enforcement of any Priority Lien;

provided, however, that notwithstanding the foregoing, both before and during an Insolvency Proceeding, the Parity Lien Secured Parties may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency Proceedings against any Obligors in accordance with applicable law; except, that the Parity Lien Secured Parties may not challenge the validity, enforceability, perfection or priority of the Priority Liens; and

          (2)   the Priority Lien Secured Parties will have the exclusive right to enforce rights and exercise remedies with respect to any Collateral that is part of the Senior Trust Estate, regardless of whether such Collateral may also be part of the Junior Trust Estate. Notwithstanding the foregoing, the Parity Lien Secured Parties may enforce rights, exercise remedies and take actions:

            (A)  without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations;

            (B)  as necessary to redeem any Collateral in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations) any right to claim, take or receive proceeds of Collateral remaining after the Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any prior Lien;

            (C)  as necessary to perfect or establish the priority (subject to Priority Liens) of the Parity Liens upon any Collateral, except through possession or control; or

            (D)  as necessary to create, prove, preserve or protect (but not enforce) the Parity Liens upon any Collateral.

          (d)   In exercising rights and remedies with respect to the Collateral, the Priority Debt Representatives may enforce (or refrain from enforcing) the provisions of the Priority Lien Documents and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as they may determine in the exercise of their sole and exclusive discretion, including:

            (1)   the exercise or forebearance from exercise of all rights and remedies in respect of the Collateral and/or the Priority Lien Obligations;

            (2)   the enforcement or forebearance from enforcement of any Lien in respect of the Collateral;

            (3)   the exercise or forebearance from exercise of rights and powers of a holder of shares of stock included in the Senior Trust Estate to the extent provided in the Security Documents;

            (4)   the acceptance of the Collateral in full or partial satisfaction of the Priority Lien Obligations; and

            (5)   the exercise or forebearance from exercise of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

          (e)   Without in any way limiting the generality of the foregoing paragraphs, the Priority Lien Secured Parties may, at any time and from time to time, without the consent of or notice to the Parity Lien Secured Parties, without incurring responsibility to the Parity Lien Secured Parties and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Parity Lien Secured Parties, do any one or more of the following:

            (1)   change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Priority Lien Obligations, or otherwise amend or supplement in any manner the Priority Lien Obligations, or any instrument evidencing the Priority Lien Obligations or any agreement under which the Priority Lien Obligations are outstanding;

            (2)   release any Person or entity liable in any manner for the collection of the Priority Lien Obligations;

            (3)   release the Lien on any Collateral securing the Priority Lien Obligations; and

            (4)   exercise or refrain from exercising any rights against any Obligor.

          (f)    Prior to the Discharge of Priority Lien Obligations, the Parity Lien Secured Parties and the Collateral Trustee may not assert or enforce any right of marshalling accorded to a junior lienholder, as against the Priority Lien Secured Parties (in their capacity as priority lienholders), under equitable principles. Parity Lien Secured Parties may assert their right under Section 9-608(a)(1)(c) of the UCC or any other applicable law or principles of equity to any remaining proceeds of a disposition of Collateral by the Collateral Trustee or a Priority Lien Secured Party after a Discharge of Priority Lien Obligations.

        SECTION 2.4    Special Rights in Insolvency Proceedings.

        (a)   If in any Insolvency Proceeding and prior to the Discharge of Priority Lien Obligations, the holders of Priority Lien Obligations by an Act of Instructing Debtholders consent to any order:

          (1)   for use of cash collateral;

          (2)   approving a debtor-in-possession financing secured by a Lien that is senior to or on a parity with all Priority Liens upon any property of the estate in such Insolvency Proceeding;

          (3)   granting any relief on account of Priority Lien Obligations as adequate protection (or its equivalent) for the benefit of the holders of Priority Lien Obligations in the Collateral subject to Priority Liens; or

          (4)   relating to a sale of assets of the Borrower or any other Obligor that provides, to the extent the Collateral sold is to be free and clear of Liens, that all Priority Liens and Parity Liens will attach to the proceeds of the sale;

then, the Parity Lien Secured Parties, in their capacity as holders or representatives of secured claims, will not oppose or otherwise contest the entry of such order, so long as none of the Priority Lien Secured Parties in any respect opposes or otherwise contests any request made by any Parity Lien Secured Party for the grant to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, of a junior Lien upon any property on which a Lien is (or is to be) granted under such order to secure the Priority Lien Obligations, co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, such Lien and all Priority Liens on such property.

        Notwithstanding the foregoing, both before and during an Insolvency Proceeding, the Parity Lien Secured Parties may take any actions and exercise any and all rights that would otherwise be available to a holder of unsecured claims, including, without limitation, the commencement of Insolvency Proceedings against any Obligors in accordance with applicable law; provided, however, that, both before and during an Insolvency Proceeding, the Parity Lien Secured Parties may not challenge the validity, enforceability, perfection or priority of the Priority Liens.

        (b)   The Parity Lien Secured Parties will not file or prosecute in any Insolvency Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Parity Liens, except that:

          (1)   they may freely seek and obtain relief: (A) granting a junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.3) to, all Liens granted in such Insolvency Proceeding to, or for the benefit of, the holders of Priority Lien Obligations; or (B) in connection with the confirmation of any plan of reorganization or similar dispositive restructuring plan; and

          (2)   they may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

        (c)   If in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens on any property of the reorganized debtor are distributed both on account of Priority Lien Obligations and on account of Parity Lien Obligations, then, to the extent that the debt obligations distributed on account of the Priority Lien Obligations and on account of the Parity Lien Obligations are secured by Liens on the same property, the provisions of Section 2.3 will survive the distribution of those debt obligations pursuant to the plan and will apply with like effect to the Liens securing those debt obligations.

        SECTION 2.5    Collateral Shared Equally and Ratably within Class.    The parties to this Agreement agree that the payment and satisfaction of all of the Secured Obligations within each Class will be secured equally and ratably by the security interests established in favor of the Collateral Trustee for the benefit of the Secured Parties belonging to such Class. It is understood and agreed that nothing in this Section 2.5 is intended to alter the priorities among Secured Parties belonging to different Classes as provided in Section 2.3.

ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

        SECTION 3.1    Undertaking of the Collateral Trustee.

        (a)   Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as trustee, for the benefit solely and exclusively of the present and future Secured Parties:

          (1)   accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all security interests created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

          (2)   take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

          (3)   deliver and receive notices pursuant to the Security Documents;

          (4)   sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

          (5)   remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

          (6)   execute and deliver amendments to the Security Documents as from time to time authorized by an Act of Instructing Debtholders accompanied by an Officers' Certificate to the effect that the amendment was permitted by each applicable Secured Debt Document; and

          (7)   release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 4.1(b) or Section 4.1(c).

        (b)   Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to it.

        (c)   Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Secured Obligations) unless and until it shall have received a Notice of Actionable Default, and then only in accordance with the provisions of this Agreement.

        SECTION 3.2    Release or Subordination of Liens.    The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

        (a)   as directed by an Act of Instructing Debtholders accompanied by an Officers' Certificate to the effect that the release or subordination was permitted by each applicable Secured Debt Document;

        (b)   as required by Article 4;

        (c)   as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

        (d)   for the subordination of the Junior Trust Estate and the Parity Liens to the Senior Trust Estate and the Priority Liens.

        SECTION 3.3    Remedies Upon Actionable Default.    If the Collateral Trustee at any time receives a Notice of Actionable Default, the Collateral Trustee will promptly deliver written notice thereof to each Secured Debt Representative. Thereafter, the Collateral Trustee may await direction by an Act of Instructing Debtholders and will act, or decline to act, as directed by an Act of Instructing Debtholders, in the exercise and enforcement of the Collateral Trustee's interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Instructing Debtholders. Unless it has been directed to the contrary by an Act of Instructing Debtholders, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any Actionable Default as it may deem advisable and in the best interest of the holders of Secured Obligations.

        SECTION 3.4    Application of Proceeds.

        (a)   The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral and the proceeds of any title insurance policy required under any Priority Lien Document or Parity Lien Document in the following order of application and pursuant to wiring instructions as specified in an Act of Instructing Debtholders:

          FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee's direct or indirect fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent in connection with any Security Document;

          SECOND, to the repayment of Indebtedness or other Obligations, other than Secured Debt, secured by a Permitted Prior Lien on the Collateral sold or realized upon;

          THIRD, to the respective Priority Debt Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any bankruptcy, Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

          FOURTH, to the respective Parity Debt Representatives for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any bankruptcy, Insolvency Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 102.5% of the aggregate undrawn amount) of all outstanding letters of credit constituting Parity Lien Debt); and

          FIFTH, any surplus remaining after the payment in full in cash of all of the Secured Obligations entitled to the benefit of such Collateral will be paid to the Borrower or the other applicable Obligor, as the case may be, or its successors or assigns, or as a court of competent jurisdiction may direct.

        (b)   If any Parity Debt Representative or any holder of a Parity Lien Obligation collects or receives any proceeds in respect of the Parity Lien Obligations that should have been applied to the payment of the Priority Lien Obligations or obligations secured by a Permitted Prior Lien in accordance with clause (a) above and a Responsible Officer of such Parity Debt Representative shall have received written notice, or shall have actual knowledge, of the same prior to such Parity Debt Representative's distribution of such proceeds, whether after the commencement of an Insolvency Proceeding or otherwise, such Parity Debt Representative or such holder of a Parity Lien Obligation, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations or obligations secured by a Permitted Prior Lien, in the form received, duly indorsed to the Collateral Trustee, for the account of the holders of the Priority Lien Obligations or obligations secured by a Permitted Prior Lien to be applied in accordance with clause (a) above. Until so delivered, such proceeds will be held by such Parity Debt Representative or such holder of a Parity Lien Obligation, as the case may be, for the benefit of the holders of the Priority Lien Obligations or obligations secured by a Permitted Prior Lien. This Section 3.4(b) shall not apply to payments received by any holder of Parity Lien Obligations if such payments are not proceeds of any collection, sale, foreclosure or other realization upon any Collateral.

        SECTION 3.5    Powers of the Collateral Trustee.

        (a)   The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Instructing Debtholders.

        (b)   No Secured Debt Representative, Secured Debtholder or other holder of Secured Obligations will have any liability whatsoever for any act or omission of the Collateral Trustee.

        SECTION 3.6    Documents and Communications.    The Collateral Trustee will permit each Secured Debt Representative and each Secured Debtholder upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

        SECTION 3.7    For Sole and Exclusive Benefit of Holders of Secured Obligations.    The Collateral Trustee will accept, hold, administer and enforce all Liens at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Secured Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

        SECTION 3.8    Additional Secured Debt.

        (a)   The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to each holder of Secured Obligations of a Series of Secured Debt that is issued or incurred after the date hereof that:

          (1)   holds Secured Obligations that are identified as Parity Lien Debt or Priority Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

          (2)   signs, through its designated Secured Debt Representative identified pursuant to Section 3.8(b), a Collateral Trust Joinder.

        (b)   The Borrower or other applicable Obligor will be permitted to designate as additional Secured Debtholders hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt or the registered holder of Priority Lien Debt incurred by the Borrower or such other Obligor after the date of this Agreement in accordance with the terms of the Secured Debt Documents. The Borrower or other applicable Obligor may effect such designation by delivering to the Collateral Trustee, with copies to each previously identified Secured Debt Representative, each of the following:

          (1)   an Officers' Certificate stating that:

            (A)  the Borrower or such other Obligor intends to incur additional Secured Debt ("New Secured Debt") which will either be (x) Priority Lien Debt permitted by each applicable Secured Debt Document to be secured by a Priority Lien on a pari passu basis with all previously existing Priority Lien Debt or (y) Parity Lien Debt permitted by each applicable Secured Debt Document to be secured with a Parity Lien on a pari passu basis with all previously existing Parity Lien Debt; and

          (2)   evidence that the Borrower or such other Obligor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the New Secured Debt is secured by the Collateral;

          (3)   a written notice specifying the name and address of the Secured Debt Representative for such series of New Secured Debt for purposes of Section 7.7.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Obligor to incur additional Indebtedness unless otherwise permitted by the terms of the Secured Debt Documents.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE BORROWER AND THE OTHER OBLIGORS

        SECTION 4.1    Release of Liens.

        (a)   The Collateral Trustee's Liens upon the Collateral will be released pursuant to Section 4.1(b) below:

          (1)   in whole, upon (A) payment in full and discharge of all outstanding Secured Debt and all other Secured Obligations that are outstanding, due and payable at the time all of the Secured Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Secured Debt Documents and the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Secured Debt Documents) of all outstanding letters of credit issued pursuant to any Secured Debt Documents;

          (2)   as to any Collateral that is sold, transferred or otherwise disposed of by the Borrower or any other Obligor in a transaction or other circumstance that is not prohibited by the Secured Debt Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; and

          (3)   as to any Collateral other than Collateral being released pursuant to clauses (1) or (2) of this paragraph, if (A) consent to the release of that Collateral has been given by an Act of Instructing Debtholders; provided, that if such Collateral represents all or substantially all of the Collateral, consent to release of such Collateral has been given by the requisite percentage or number of holders of each Series of Secured Debt at the time outstanding as provided for in the applicable Secured Debt Documents and (B) the Borrower has delivered an Officers' Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained; provided, that the Collateral Trustee receives a copy of the Act of Instructing Debtholders.

        (b)   The Collateral Trustee agrees for the benefit of the Borrower and the other Obligors that if the Collateral Trustee at any time receives:

          (1)   an Officers' Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Debt Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with;

          (2)   the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

          (3)   prior to the Discharge of Priority Lien Obligations, the written confirmation of each Priority Debt Representative (or, at any time after the Discharge of Priority Lien Obligations, each Parity Debt Representative (such confirmation to be given following receipt of, and based solely on, the Officers' Certificate described in clause (1) above) that, in its view, such release is permitted by Section 4.1(a) and the respective Secured Debt Documents governing the Secured Obligations the holders of which such Secured Debt Representative represents;

then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Borrower or other applicable Obligor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.

        (c)   Notwithstanding Section 4.1(a) or the provisions of any other Security Document, upon the occurrence of the following, the Collateral Trustee's Lien in the applicable Collateral specified below shall automatically, without further action, be released:

          (1)   with respect to any sale, transfer or other disposition of all or a majority of the capital stock issued by any Obligor (other than the Borrower) to a Person that is not an Affiliate of the Borrower, provided, that such sale, transfer or other disposition does not violate the terms of any Secured Debt Document, upon such sale, transfer or other disposition, the Lien of the Security Documents in such capital stock issued by such Obligor and in the Collateral granted by such Obligor shall automatically, without further action, be released;

          (2)   with respect to any Collateral that shall be sold, transferred or otherwise disposed of in the ordinary course of business, provided, that such sale, transfer or other disposition does not violate the terms of any Secured Debt Document, upon such sale, transfer or other disposition, the Lien of the Security Documents in such Collateral shall automatically, without further action, be released;

          (3)   with respect to any capital stock issued by any Obligor (other than the Borrower) that is dissolved, provided, that such dissolution does not violate the terms of any Secured Debt Document, upon such dissolution, the Lien of the Security Documents in such capital stock issued by such Obligor shall automatically, without further action, be released;

          (4)   with respect to any accounts and related rights of any Obligor subject to any monetization or securitization transaction, provided, that such transaction does not violate the terms of any Secured Debt Document, upon the effectiveness of such transaction, the Lien of the Security Documents in such accounts and related rights, shall automatically, without further action, be released;

          (5)   unless an Actionable Default shall have occurred and be continuing and the Collateral Trustee shall have received an Act of Instructing Debtholders to the contrary, with respect to amounts withdrawn from any accounts by any Obligor pursuant to, and in accordance with, the applicable Security Documents with respect thereto, and in each case applied to pay third-party liabilities in the ordinary course of business (including, without limitation, to pay Powerton/Joliet Lease Liabilities) or to make Restricted Payments (so long as such payments meet the definition of "Restricted Payments" in, and are permitted by, the Indenture and each other Secured Debt Document) in compliance with the Secured Debt Documents, upon such application, the Lien of the Security Documents in such amounts shall automatically, without further action, be released;

          (6)   with respect to amounts distributed by the Collateral Trustee pursuant to, and in accordance with the provisions of this Agreement, upon such distribution, the Lien of the Security Documents in such amounts shall automatically, without further action, be released;

          (7)   with respect to amounts received by the Borrower as payments on each EME Note (as defined in each Powerton/Joliet Participation Agreement), provided that no event of default under any Priority Lien Document or any Parity Lien Document shall have occurred and be continuing, upon receipt of such amount, the Lien of the Security Documents in such proceeds shall automatically, without further action, be released;

          (8)   with respect to any insurance proceeds received by the Borrower, upon delivery to the Collateral Trustee of a certificate of the authorized officer of the Borrower that such proceeds have been received on account of a casualty or other loss at the Powerton Facility or Joliet Leased Facility and are required to be applied in accordance with the Powerton/Joliet Lease Documents as in effect on the date of the Indenture, the Lien of the Security Documents in such proceeds shall automatically, without further action, be released;

          (9)   with respect to any Collateral in which a security interest cannot be perfected by the filing of a financing statement under the UCC of the relevant jurisdiction, upon delivery to the Collateral Trustee of a certificate of the authorized officer of the Borrower that the aggregate Fair Market Value of such Collateral together with the Fair Market Value all other Collateral released in reliance on this clause (9) from the date of the Indenture, does not exceed $100,000,000, the Lien of the Security Documents in such Collateral shall automatically, without further action, be released; provided, that notwithstanding anything in this clause (9) to the contrary, (i) any proceeds of any Collateral that is perfected pursuant to Section 9-315 of the UCC of any relevant jurisdiction, (ii) any asset sale proceeds or any insurance proceeds (other than any insurance proceeds excluded pursuant to clause (8) above) and (iii) the Collateral Account shall not be released pursuant to this clause (9); and

          (10) with respect to any Collateral for which the release of the Lien of the Security Documents is provided for pursuant to a provision of any Security Document, the Lien of the Security Documents on such Collateral shall automatically, without further action, hereunder be released as provided for in such provision;

and, in each such case, upon request of the Borrower, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Borrower; provided, however, that within 15 days after the end of the six-month periods ended on June 30 and December 31 in each year, the Borrower will deliver to the Collateral Trustee an Officers' Certificate from the Borrower to the effect that no release of Collateral pursuant to this Section 4.1(c) during the preceding six-month period has violated the terms of any Secured Debt Document.

        (d)   The Collateral Trustee hereby agrees that:

          (1)   in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Borrower or other applicable Obligor, the Collateral Trustee will either be present at the closing of such transaction or will deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

          (2)   at any time when a Secured Debt Default under a Series of Secured Debt that constitutes Parity Lien Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Instructing Debtholders pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Instructing Debtholders to each Secured Debt Representative.

        (e)   Each Secured Debt Representative hereby agrees that:

          (1)   as soon as reasonably practicable after receipt of an Officers' Certificate from the Borrower pursuant to Section 4.1(b)(1) it will, to the extent required by such Section, either provide (A) the written confirmation required by Section 4.1(b)(3), (B) a written statement that such release is not permitted by Section 4.1(a) or (C) a request for further information from the Borrower reasonably necessary to determine whether the proposed release is permitted by Section 4.1(a) and after receipt of such information such Secured Debt Representative will as soon as reasonably practicable either provide the written confirmation or statement required pursuant to clause (A) or (B), as applicable; and

          (2)   within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(d)(2), such Secured Debt Representative will deliver a copy of such notice to each registered holder of the Series of Priority Lien Debt or Series of Parity Lien Debt for which it acts as Secured Debt Representative.

        SECTION 4.2    Delivery of Copies to Secured Debt Representatives.    The Borrower will deliver to each Secured Debt Representative a copy of each Officers' Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers' Certificate. The Secured Debt Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(e).

        SECTION 4.3    Collateral Trustee not Required to Serve, File or Record.    The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its security interest in any Collateral; provided, however, that if the Borrower or any Pledgor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Borrower or Pledgor to comply with the requirements of such UCC provision, provided, that the Collateral Trustee must first confirm with the Secured Debt Representatives that the requirements of such UCC provisions have been satisfied.

ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE

        SECTION 5.1    No Implied Duty.    The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents. The Collateral Trustee shall have no duty to monitor compliance by the Borrower with its duties and obligations under this Agreement or the other Security Documents, except to the extent expressly provided herein or therein.

        SECTION 5.2    Appointment of Agents and Advisors.    The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

        SECTION 5.3    Co-Collateral Trustees.

        (a)   At any time or times, for the purposes of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Borrower and the Collateral Trustee shall have power to appoint and, upon written request of the Collateral Trustee, the Borrower shall for such purpose join with the Collateral Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more persons approved by the Collateral Trustee to act as co-trustee, jointly with the Collateral Trustee, of all or any part of the Collateral, with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 5.3; provided that any person appointed as a co-trustee hereunder must meet the requirements of Section 6.2. If the Borrower does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case it has received a Notice of Actionable Default, the Collateral Trustee alone shall have power to make such appointment.

        (b)   Should any written instrument from the Borrower be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Borrower.

        (c)   Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

          (1)   All rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder, shall be exercised solely by the Collateral Trustee.

          (2)   The rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Collateral Trustee or by the Collateral Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Collateral Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee.

          (3)   The Collateral Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Borrower evidenced by an Officers' Certificate of the Borrower, may accept the resignation of or remove any co-trustee appointed under this Section 5.3, and, in case it has received a Notice of Actionable Default, the Collateral Trustee shall have power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Borrower. Upon the written request of the Collateral Trustee, the Borrower shall join with the Collateral Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 5.3.

          (4)   No co-trustee hereunder shall be personally liable by reason of any act or omission of the Collateral Trustee, or any such other trustee hereunder.

          (5)   Any notice, direction or instruction delivered to the Collateral Trustee shall be deemed to have been delivered to each such co-trustee.

        SECTION 5.4    Other Agreements.    The Collateral Trustee has accepted and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Instructing Debtholders, the Collateral Trustee may execute additional Security Documents delivered to it after the date of this Agreement, provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Secured Debt (other than this Agreement and the other Security Documents).

        SECTION 5.5    Solicitation of Instructions.

        (a)   The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Instructing Debtholders, an Officers' Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement, the other Security Documents or any Powerton/Joliet Lease Documents.

        (b)   No written direction given to the Collateral Trustee by an Act of Instructing Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will not be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

        SECTION 5.6    Limitation of Liability.    The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document or the Powerton/Joliet Lease Documents, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

        SECTION 5.7    Documents in Satisfactory Form.    The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.

        SECTION 5.8    Entitled to Rely.    The Collateral Trustee may conclusively rely upon, and shall be fully protected in relying upon, any writing, certificate, notice, statement, order or other document (including any facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons and need not investigate any fact or matter stated in any such document. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Obligor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the Secured Debtholders for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent a certificate, Officers' Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on such certificate, Officers' Certificate or opinion of counsel as to such matter and such certificate, Officer's Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

        SECTION 5.9    Secured Debt Default.    The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it receives a Notice of Actionable Default.

        SECTION 5.10    Actions by Collateral Trustee.    As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Instructing Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Secured Debtholders.

        SECTION 5.11    Security or Indemnity in favor of the Collateral Trustee.    The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

        SECTION 5.12    Rights of the Collateral Trustee.    In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

        SECTION 5.13    Limitations on Duty of Collateral Trustee in Respect of Collateral.

        (a)   Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

        (b)   The Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the

Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the present and future holders of the Secured Obligations concerning the perfection of the Liens and security interests granted hereunder or in the value of any of the Collateral.

        SECTION 5.14    Assumption of Rights, Not Assumption of Duties.    Notwithstanding anything to the contrary contained herein:

          (1)   each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

          (2)   the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

          (3)   the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Trustee.

        SECTION 5.15    No Liability for Clean Up of Hazardous Materials.    In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee's sole discretion may cause the Collateral Trustee to be considered an "owner or operator" under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

        SECTION 6.1    Resignation or Removal of Collateral Trustee.    Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

        (a)   the Collateral Trustee may resign at any time by giving not less than 30 days' notice of resignation to each Secured Debt Representative and the Borrower; and

        (b)   the Collateral Trustee may be removed at any time, with or without cause, by an Act of Instructing Debtholders.

        SECTION 6.2    Appointment of Successor Collateral Trustee.    Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Instructing Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Borrower), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

          (1)   authorized to exercise corporate trust powers;

          (2)   having a combined capital and surplus of at least $250,000,000;

          (3)   maintaining an office in New York, New York or Wilmington, Delaware; and

          (4)   that is not a Secured Debt Representative.

        The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

        SECTION 6.3    Succession.    When the Person so appointed as successor Collateral Trustee accepts such appointment:

          (1)   such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and

          (2)   the predecessor Collateral Trustee will (at the expense of the Borrower) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.

        Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.9 and 7.10.

        SECTION 6.4    Merger, Conversion or Consolidation of Collateral Trustee.    Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Borrower, each Priority Debt Representative and each Parity Debt Representative thereof in writing.

ARTICLE 7. MISCELLANEOUS PROVISIONS

        SECTION 7.1    Amendment.

        (a)   The Collateral Trustee, acting as directed by an Act of Instructing Debtholders, and the Obligors may, at any time and from time to time, enter into written amendments or agreements supplemental hereto or to any other Security Document for the purpose of adding to or waiving any provision of this Agreement or such Security Document, granting any consent required under any other Security Document or changing any of the terms thereof; provided that:

          (1)   any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Secured Debt that was otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Trustee therein will become effective when executed and delivered by the Borrower or any other applicable Obligor party thereto and the Collateral Trustee;

          (2)   no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Debtholder

            (A)  to vote its outstanding Secured Debt as to any matter described as subject to an Act of Instructing Debtholders (or amends the provisions of this clause (2) or the definitions of "Act of Instructing Debtholders" or "Actionable Default"),

            (B)  to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or

            (C)  to require that Liens securing Secured Obligations be released only as set forth in the provisions described in Section 4.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Secured Debt so affected under the applicable Secured Debt Document; and

          (3)   no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Secured Debt Representative or adversely affects the rights of the Collateral Trustee or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Secured Debt Representative, respectively.

The Collateral Trustee will not enter into any such amendment or supplement unless it has received an Officers' Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Borrower to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Borrower addressing customary perfection, and if such additional Collateral consists of equity interests of any Person, priority matters with respect to such additional Collateral.

Notwithstanding the foregoing, any amendment, supplement or other agreement with the purpose of releasing Collateral will only become effective with the consent of the Persons, if any, required to effect a release of such Collateral in accordance with the requirements set forth in Section 4.1.

        (b)   Notwithstanding Section 7.1(a):

          (1)   the Collateral Trustee, acting as directed by an Act of Instructing Debtholders, and the Obligors may, at any time and from time to time, without the consent of any Parity Lien Secured Parties, amend or supplement any Security Document that secures Priority Lien Obligations (but does not secure Parity Lien Obligations);

          (2)   any amendment or waiver of, or any consent under, any provision of any Security Document that secures Priority Lien Obligations (except to the extent that such amendment, waiver or consent, would have the effect of releasing Parity Liens from the Collateral other than in accordance with Section 4.1) will apply automatically to any comparable provision of any comparable Parity Lien Document without the consent of or notice to any Parity Lien Secured

  Party and without any action by any Obligor or any Parity Lien Secured Party; provided that the Borrower will promptly notify the Parity Lien Secured Parties of any amendment or waiver of, or any consent under, any provision of this Agreement or any Priority Lien Document that is a Security Document that applies automatically to any comparable provision of any comparable Parity Lien Document, which notice will include a copy of such amendment, waiver or consent, as applicable; provided, further, that the failure to give such notice will not affect the validity of such amendment or waiver of, or consent under, the Priority Lien Documents; and

          (3)   unless agreed to by an Act of Instructing Debtholders, no Security Document that secures Parity Lien Obligations (but does not secure Priority Lien Obligations) may be amended or supplemented, or entered into, to the extent that such amendment or supplement, or the terms of any such new Security Document, would not be permitted under the terms of this Agreement or the other Priority Lien Documents. The Parity Lien Secured Parties agree that each Security Document that secures Parity Lien Obligations (but not also securing Priority Lien Obligations) will include the following language:

          "Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee pursuant to this Agreement and the exercise of any right or remedy by such Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement, dated as of April 27, 2004, among Midwest Generation, LLC, the Pledgors from time to time party thereto, Citicorp North America, Inc., as Administrative Agent under the Credit Agreement (as defined therein), The Bank of New York, as Trustee under the Indenture (as defined therein) and Wilmington Trust Company, as Collateral Trustee (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the "Collateral Trust Agreement"). In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement will govern."

; provided, however, that if the jurisdiction in which any such Parity Lien Document will be filed prohibits the inclusion of the language above or would prevent a document containing such language from being recorded, the Parity Debt Representatives and the Priority Debt Representatives agree, prior to such Parity Lien Document being entered into, to negotiate in good faith replacement language stating that the lien and security interest granted under such Parity Lien Document is subject to the provisions of this Agreement.

        SECTION 7.2    Voting.

        In connection with any matter under this Agreement requiring a vote of holders of the Secured Debt, each Series of Secured Debt will cast its votes as a block in accordance with the Secured Debt Documents governing such Series of Secured Debt. The amount of Secured Debt to be voted by a Series of Secured Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Secured Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Secured Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Secured Debt will cast all of its votes as a block in respect of any vote under this Agreement.

        SECTION 7.3    Further Assurances.

        (a)   The Borrower and each of the other Obligors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Secured Obligations, duly created and enforceable and perfected Liens upon the Collateral, including after-acquired Collateral and any property or assets that become Collateral pursuant to the definition thereof after the date hereof, subject only to such exceptions as may be contemplated by the Secured Debt Documents.

        (b)   Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Borrower and each of the other Obligors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents.

        (c)   The Borrower and the Pledgors:

          (1)   will maintain or cause to be maintained with financially sound and reputable insurance companies (which in the case of any insurance on any mortgaged property, are licensed to do business in the States where the applicable mortgaged property is located), insurance for such amounts against such risks, loss, damage and liability as are customarily insured against by other companies in the same or similar businesses, subject to the availability of such coverage on commercially reasonable terms;

          (2)   maintain such other insurance as may be required by law;

          (3)   maintain title insurance in accordance with the requirements set forth in the Secured Debt Documents on all real property Collateral insuring the Collateral Trustee's Lien on that property, subject only to liens ranking senior in priority that are permitted by each of the Secured Debt Documents and other exceptions to title approved by the Collateral Trustee; provided that title insurance need only be maintained on any particular parcel of real property having a Fair Market Value of less than $1,000,000 if and to the extent title insurance is maintained in respect of Priority Liens on that property; and

          (4)   maintain such other insurance as may be required by the Security Documents.

        (d)   Upon the request of the Collateral Trustee, the Borrower and the Obligors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.

        (e)   All insurances policies required by Sections 7.3(c) (except for the insurance described in 7.3(c)(3)) above will:

          (1)   provide that, with respect to third party liability insurance, the Secured Parties shall be named as additional insureds;

          (2)   name the Collateral Trustee as a loss payee (other than with respect to policies maintained with respect to the Powerton Facility and the Joliet Leased Facility to the extent required by the Powerton/Joliet Lease Documents);

          (3)   provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination, reduction or change;

          (4)   waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and

          (5)   waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.

        Notwithstanding the provisions of the foregoing clauses (c), (d) and (e), with respect to the Collins Facility and any Non-Core Facility (as defined in the Credit Agreement) that the Borrower has determined is economically or technologically obsolete or otherwise surplus to the Borrower's needs or no longer useful in its trade or business, the Borrower shall not be required to maintain casualty or business interruption insurance.

        (f)    Upon the request of the Collateral Trustee, the Borrower and the other Obligors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit its offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Borrower and the other Obligors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Borrower and the other Obligors and their Subsidiaries; provided that by virtue of this Section 7.3 the Borrower and the other Obligors shall not be deemed to have waived any right to confidential treatment of the information obtained, subject to the provisions of applicable law or court order; provided. further, that, with respect to EMMT, such examination shall be reasonably related to the Collateral.

        SECTION 7.4    Perfection of Junior Trust Estate.    Solely for purposes of perfecting the security interest of the Collateral Trustee in its capacity as agent of the Parity Lien Secured Parties in any portion of the Junior Trust Estate consisting of any instruments, goods, negotiable documents, tangible chattel paper or certificated securities in the possession of the Collateral Trustee as part of the Senior Trust Estate, the Priority Lien Secured Parties hereby acknowledge that the Collateral Trustee also holds such instruments, goods, negotiable documents, tangible chattel paper and certificated securities as bailee for the benefit of the Collateral Trustee for the benefit of the Parity Lien Secured Parties.

        SECTION 7.5    Successors and Assigns.

        (a)   Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

        (b)   Neither the Borrower nor any other Obligor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Borrower and the other Obligors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Secured Debt Representative and each present and future holder of Secured Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.

        SECTION 7.6    Delay and Waiver.    No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

        SECTION 7.7    Notices.    Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:	Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, Delaware 19890-1615 Attention: Corporate Trust Administration Fax: (302) 636-4145
If to the Borrower or any other Obligor (other than EMMT):	One Financial Place 440 South LaSalle Street, Suite 3500 Chicago, Illinois 60605 Attention: General Counsel Fax: (312) 583-4998
and
18101 Von Karman Avenue, Suite 1700 Irvine, California 92612 Attention: General Counsel Fax: (949) 752-5624
If to EMMT:	120 Federal Street Boston, Massachusetts 02110-1776 Attention: General Counsel Fax: (617) 912-6003
If to the Administrative Agent:	Citicorp North America, Inc. 2 Penns Way, Suite 110 New Castle, Delaware 19720 Attention: Elizabeth Wier Fax: (302) 994-0961
If to the Trustee:	The Bank of New York 385 Rifle Camp Road West Paterson, NJ 07424 Attention: Corporate Trust Department Fax: (973) 357-7840

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

        Each notice hereunder will be in writing and may be personally served or sent by facsimile or United States mail or courier service and will be deemed to have been given when delivered in Person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three business days after depositing it in the United States mail with postage prepaid and properly addressed. Each party may change its address for notice hereunder to any other location within the continental United States by giving written notice thereof to the other parties as set forth in this Section 7.7.

        Promptly following any Discharge of Priority Lien Obligation each Priority Debt Representative with respect to each applicable Series of Priority Lien Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Secured Debt Representative.

        SECTION 7.8    Entire Agreement.    This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

        SECTION 7.9    Compensation; Expenses.    The Obligors (other than EMMT) jointly and severally agree to pay, promptly upon demand:

          (1)   such compensation to the Collateral Trustee and its agents, co-agents and sub-agents as the Borrower and the Collateral Trustee may agree in writing from time to time;

          (2)   all reasonable costs and expenses incurred in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating thereto;

          (3)   all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Secured Debt Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating thereto and any other document or matter requested by the Borrower;

          (4)   all reasonable costs and expenses of creating, perfecting, releasing or enforcing the Collateral Trustee's security interests in the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

          (5)   all other reasonable costs and expenses incurred by the Collateral Trustee or any Secured Debt Representative in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

          (6)   after the occurrence of any Secured Debt Default, all costs and expenses incurred by the Collateral Trustee or any Secured Debt Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Secured Obligations or the proof, protection, administration or resolution of any claim based upon the Secured Obligations in any Insolvency Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee or the Secured Debt Representatives.

        The agreements in this Section 7.9 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

        SECTION 7.10    Indemnity.

        (a)   The Obligors (other than EMMT) jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Secured Debt Representative, each Secured Debtholder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (b)   All amounts due under this Section 7.10 will be payable upon demand.

        (c)   To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Obligors (other than EMMT) will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

        (d)   No Obligor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Secured Debt Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Obligors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        (e)   The agreements in this Section 7.10 will survive repayment of all other Secured Obligations and the removal or resignation of the Collateral Trustee.

        SECTION 7.11    Severability.    If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

        SECTION 7.12    Headings.    Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

        SECTION 7.13    Obligations Secured.    All obligations of the Obligors set forth in or arising under this Agreement will be Secured Obligations and are secured by all Liens granted by the Security Documents.

        SECTION 7.14    Governing Law.    This Agreement shall be governed by the internal laws of the State of New York without regard to choice of law rules (other than Section 5-1401 of the New York General Obligations Law).

        SECTION 7.15    Consent to Jurisdiction.    All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Obligor, for itself and in connection with its properties, irrevocably:

          (1)   accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

          (2)   waives any defense of forum non conveniens;

          (3)   agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.7;

          (4)   agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

          (5)   agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

        SECTION 7.16    Waiver of Jury Trial.    Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Security Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Security Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Security Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 7.16 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement or any of the other Security Documents or to any other documents or agreements relating thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 7.17    Counterparts.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

        SECTION 7.18    Effectiveness.    This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

        SECTION 7.19    Additional Obligors.    The Borrower will cause each of its Subsidiaries that becomes an Obligor or is required by any Secured Debt Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Subsidiary to execute and deliver to the parties hereto a Collateral Trust Joinder, whereupon such Subsidiary will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower agrees to provide each Secured Debt Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section.

        SECTION 7.20    Continuing Nature of this Agreement.    This Agreement, including the subordination provisions hereof, will be reinstated if at any time any payment or distribution in respect of any of the Priority Lien Obligations is rescinded or must otherwise be returned in an Insolvency Proceeding or otherwise by any of the Priority Lien Secured Parties or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Priority Lien Obligations is recovered from any of the Priority Lien Secured Parties in an Insolvency Proceeding or otherwise (and whether by demand, settlement, litigation or otherwise), any payment or distribution received by any of the Parity Lien Secured Parties with respect to the Parity Lien Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, will be deemed to have been received by the Parity Lien Secured Parties in trust as property for the Priority Lien Secured Parties and the Parity Lien Secured Parties will forthwith deliver such payment or distribution to the Collateral Trustee, for the benefit of the Priority Lien Secured Parties, for application to the Priority Lien Obligations until such Priority Lien Obligations have been paid in full in cash and all commitments in respect of Priority Lien Obligations have been terminated.

        SECTION 7.21    Insolvency.    This Agreement will be applicable both before and after the commencement of any Insolvency Proceeding by or against any Obligor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

        SECTION 7.22    Rights and Immunities of Secured Debt Representatives.    The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, the Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Secured Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Obligors or the Collateral Trustee hereunder.

        SECTION 7.23    Holdings Intercreditor Agreement.    (a) This Agreement amends and restates, and replaces, the Intercreditor Agreement (as such term is defined in Appendix A to each Powerton/Joliet Participation Agreement) and each direct or indirect reference to the "Intercreditor Agreement" or the "Holdings Intercreditor Agreement" in each of the Powerton/Joliet Lease Documents shall be construed as a reference to this Agreement. As further agreed in Section 7.23(c) below, each Collateral Trustee hereunder is the successor to, and has replaced, the Holdings Collateral Agent (as defined in Appendix A to each Powerton/Joliet Participation Agreement) and each direct or indirect reference to the "Holdings Collateral Agent" in each of the Powerton/Joliet Lease Documents (including the Subordination Agreement (as so defined) and each Reimbursement Agreement (as so defined)) shall be construed as a reference to the Collateral Trustee. The Secured Debt is Specified Midwest Indebtedness (as defined in Appendix A to each Powerton/Joliet Participation Agreement) and each direct or indirect reference to "Specified Midwest Indebtedness" in each of the Powerton/Joliet Lease Documents (including the Subordination Agreement (as so defined) and each Reimbursement Agreement (as so defined)) shall be construed as a reference to Secured Debt. The Secured Debt Documents constitute Lessee Financing Documents (as defined in Appendix A to each Powerton/Joliet Participation Agreement).

        (b)   In furtherance of the foregoing and in accordance with the definitions and the rules of construction set forth in each Powerton/Joliet Participation Agreement and solely for use of reference herein, the parties hereto stipulate that:

          "Intercreditor Agreement Event of Default" is a reference to an event of default under any Priority Lien Document or any event of default under any Parity Lien Document.

          "Permitted Secured Indebtedness" is a reference to Secured Debt.

          "Permitted Secured Indebtedness Documents" is a reference to each credit agreement, loan agreement, indenture and other agreement, document or instrument delivered in connection with any Permitted Secured Indebtedness.

        (c)   The parties to this Agreement further agree for reference purposes that after giving effect to the refinancing contemplated by the Credit Agreement and the Indenture, "Free Cash flow" will refer to the sum of (a) payments made by Edison Mission Energy ("EME") under or in respect of (to the extent permitted to be retained by Midwest under the Pledge Agreements) the Powerton/Joliet Lease Intercompany Notes during such period to the extent not distributed by Midwest directly or indirectly to EME during such period plus (b) the excess, if any, of (i) Cashflow Available for Fixed Charges for such period over (ii) Fixed Charges for such period (such excess "Base Free Cashflow"), minus (c) Designated Lease Liabilities and Combined Leveraged Lease Liabilities paid by Midwest during such period; provided that Base Free Cashflow is deemed to be zero in the event that any of the following conditions has not been satisfied: (i) no Default or Event of Default (including any payment default) shall have occurred and be continuing (as defined in the Credit Agreement); and (ii) (A) the Debt Service Coverage Ratio for the 12-month period ended on the last day of the immediately preceding Fiscal Quarter, (B) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first day of the then current Fiscal Quarter and (C) the projected Debt Service Coverage Ratio for the 12-month period commencing on the first anniversary of the first day of the then current Fiscal Quarter, in each case shall be no less than 1.75 to 1.00. All terms for the purposes of this definition Free Cash Flow not otherwise defined in this Agreement have the meanings assigned thereto in the Powerton/Joliet Lease Documents.

        (d)   The Secured Parties hereby agree and (i) the Collateral Trustee for the Priority Lien Secured Parties hereby confirms that, effective on the effective date of this Agreement in accordance with Section 7.18, it has succeeded to (and expressly accepts) the rights, powers and duties of the Holdings Collateral Agent under each Subordination Agreement (as so defined) and the Reimbursement Agreement (as so defined) and (ii) the Collateral Trustee for the Parity Lien Secured Parties hereby agrees that, effective on the date of the Discharge of Priority Lien Obligations, it will automatically succeed to (and expressly accept), without any further notice or action, the rights, powers and duties of the Holdings Collateral Agent under each Subordination Agreement (as so defined) and the Reimbursement Agreement (as so defined).

        (e)   Nothing in this Section 7.23 shall be construed to imply that the Collateral Trustee has any duties or obligations with respect to the Secured Parties and the Collateral other than as expressly set forth herein and in the other Security Documents.

        SECTION 7.24    Restrictions on Activities of EMMH.    EMMH will not:

          (1)   hold any material assets, other than assets held as of the date hereof;

          (2)   become liable for any material obligations, other than liabilities existing as of the date hereof; or

          (3)   engage in any significant business activities.

        IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

MIDWEST GENERATION, LLC
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President
CITICORP NORTH AMERICA, INC., as Administrative Agent
By:	/s/ DALE R. GONCHER Name: Dale R. Goncher Title: Director
THE BANK OF NEW YORK, as Trustee under the Indenture
By:	/s/ CHRISTOPHER J. GRELL Name: Christopher J. Grell Title: Director
WILMINGTON TRUST COMPANY, as Collateral Trustee
By:	/s/ JAMES J. MCGINLEY Name: James J. McGinley Title: Authorized Signer
EDISON MISSION MIDWEST HOLDINGS CO.
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President
MIDWEST GENERATION EME, LLC
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President
EDISON MISSION MARKETING & TRADING, INC.
By:	/s/ JOHN P. FINNERAN, JR. Name: John P. Finneran, Jr. Title: Vice President

S-1

EXHIBIT A
to Collateral Trust Agreement

[FORM OF]
COLLATERAL TRUST JOINDER

        The undersigned,                        , a                        , hereby agrees to become party as [an Obligor] [a Parity Debt Representative] [a Priority Debt Representative] under the Collateral Trust Agreement dated as of April 27, 2004 among Midwest Generation, LLC, the Pledgors from time to time party thereto, Citicorp North America, Inc., as Administrative Agent under the Credit Agreement (as defined therein), The Bank of New York, as Trustee under the Indenture (as defined therein) and Wilmington Trust Company, as Collateral Trustee, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of said Collateral Trust Agreement as fully as if the undersigned had executed and delivered said Collateral Trust Agreement as of the date thereof.

        The provisions of Article 7 of said Collateral Trust Agreement will apply with like effect to this Joinder.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as of                        , 20            .

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By:	Name: Title:

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